UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 29, 2005

Margo Caribe, Inc.
(Exact name of registrant as specified in its charter)

Puerto Rico	001-15336	66-0550881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Road 690, Kilometer 5.8 Vega Alta, Puerto Rico		00692
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 883-2570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.136-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

The information included in Item 5.02 is incorporated by reference and filed herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 29, 2005, Margo Caribe, Inc. (the “Company”) issued a press release announcing that its Board of Directors had unanimously elected Roberto J. Luciano, CPA, CIA, to serve as a director until the next Annual Meeting of Stockholders. There was no arrangement or understanding between Mr. Luciano and any other persons pursuant to which Mr. Luciano was elected to serve as a director and there are no related party transaction between Mr. Luciano and the Company.

Mr. Luciano will serve as Chairman of the Audit Committee of the Board of Directors and has been designated as “audit committee financial expert” as such term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Pursuant to the Company’s director compensation policy, Mr. Luciano will receive a quarterly retainer fee of $1,000 and an additional fee of $1,000 for each meeting of the Board (or committee thereof) attended in person, or $250 for each meeting of the Board (or committee thereof) conducted by telephone conference, plus any travel and out-of-pocket expenses incurred in connection with the performance of his duties. No separate fee will be paid by the Company for committee meetings attended on the same day as a Board meeting. Mr. Luciano’s compensation will be the same as the compensation of the other directors who are not employees of the Company.

Item 7.01	Regulation FD

A copy of the above-referenced press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference

The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits

     99.1    Press release dated July 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2005

MARGO CARIBE, INC.

By:	/s/	Juan B. Medina-Arroyo
Name:		Juan B. Medina-Arroyo
Title:		President and Chief Operating Officer